Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of The American Energy Group, Ltd. with respect to our report dated October 1, 2004, on the financial statements included in the Annual Report (Form 10-KSB) for the fiscal years ended June 30, 2004 and 2003.


Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
April 15, 2005